UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

MAKEMUSIC, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-26192	41-1716250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7615 Golden Triangle Drive, Suite M

Eden Prairie, Minnesota 55344-3848

(Address of principal executive offices, including Zip Code)

(952) 937-9611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2012, the Board of Directors (the “Board”) of MakeMusic, Inc. (the “Company”) adopted a Tax Asset Protection Plan and declared a dividend distribution consisting of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $.01 per share (the “Common Stock”). The dividend is payable to the Company’s shareholders of record as of the close of business on March 2, 2012 (the “Record Date”), as well as to holders of common stock issued after that date. The terms of the Rights are set forth in the Tax Asset Protection Plan dated as of February 21, 2012 (the “Plan”), by and between the Company and Wells Fargo Bank, N.A. (the “Rights Agent”).

The purpose of the Plan is to protect the long term value of the Company’s accumulated net operating losses and other tax assets (collectively, “NOLs”) for federal and state income tax purposes. The Company’s ability to use the NOLs in the future may be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an ownership change will occur when the percentage of the Company’s ownership (by value) of one or more “5 percent shareholders” (as defined in the Internal Revenue Code of 1986, as amended) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis).

Under the Plan, the exercise of the Rights is triggered when a person or group acquires shares, or announces a tender offer to acquire shares, resulting in ownership of 4.95% or more of Common Stock. The Plan operates by voiding the Rights of the acquiring person and making all other Rights either exercisable for shares of Common Stock at half price or, at the discretion of the Board, exchangeable for Company preferred stock, Common Stock or other securities at no cost. Under the Plan, existing shareholders currently having an ownership interest above 4.95% can maintain but cannot increase their holdings.

The following is a general description of the principal terms of the Plan and the Rights only and does not purport to be complete. The terms of the Rights will in all cases be governed by the Plan.

Purchase Price

Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 (the “Preferred Stock”), of the Company at a price of $15.00 (fifteen dollars) per ten-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.

Distribution Date

The Rights are attached to all certificates representing the Common Stock and no separate certificates evidencing the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier of (i) the date that a person or group of affiliated or associated persons becomes an “Acquiring Person” (as defined below), or (ii) ten (10) business days (or such later date as the Board shall determine)

following the commencement of a tender offer or exchange offer that would result in a person or group becoming an “Acquiring Person.” Except as set forth below, an “Acquiring Person” is a person or group of affiliated or associated persons who has acquired beneficial ownership of 4.95% or more of the outstanding shares of Common Stock. The term “Acquiring Person” excludes (i) the current holdings of any existing holder of more than 4.95% of the Company shares, under certain circumstances (ii) the Company or any wholly owned Subsidiary of the Company, (iii) any employee benefit plan of the Company or any wholly owned Subsidiary of the Company, and (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

Exercisability

The Rights are not exercisable until the occurrence of the Distribution Date. Until the occurrence of the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Plan by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

As soon as practicable after the occurrence of the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. The Rights will expire at the close of business on February 20, 2015, unless earlier terminated or redeemed by the Company.

Adjustments

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Rights will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Preferred Stock

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of the Preferred Stock will be entitled to a quarterly dividend payment of 10,000 times the dividend declared per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the shares of Common Stock. These rights are protected by customary antidilution provisions.

Flip-In Provision

In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Plan) were, beneficially owned by any Acquiring Person will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

Flip-Over Provision

In the event that, at any time following the Distribution Date, the Company is acquired in certain merger or other business combination transactions or 50% or more of the Company’s assets or earning power is sold, mortgaged or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Redemption

At any time until the “Shares Acquisition Date” (as defined below), the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right by resolution of the Board. The “Shares Acquisition Date” is the first date of public announcement by the Company (by any means) that a Person has become an Acquiring Person.

Exchange

At any time after a Person becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a Person of 50% or more of the outstanding Common Stock, the Board of the Company may exchange all or part of the Rights for Preferred Stock at an exchange ratio per Right defined in the Plan, subject to adjustment. At its discretion, the Board may substitute Common Stock or other securities for the Preferred Stock pursuant to the exchange.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Amendments

Any of the provisions of the Plan may be amended by resolution of the Company’s Board prior to the Distribution Date. After the Distribution Date, the provisions of the Plan may be amended by resolution of the Company’s Board in order to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates).

The Plan is designed to reduce the likelihood that the Company will experience an ownership change that would limit its ability to utilize the NOLs in the future by (i) discouraging any person or group from becoming a 4.95 percent shareholder and (ii) discouraging any existing 4.95 percent shareholder from acquiring additional shares of the Company stock. There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change that limits the Company’s use of the NOLs in the future.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one ten-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

The Board may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.001 per Right (the “Redemption Price”) as provided in the Plan. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held. The Board may amend the Plan at any time and in any manner.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

As of February 21, 2012, there were 4,934,020 shares of Common Stock issued and outstanding. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

The foregoing description of the Plan, the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Plan (which includes as Exhibit B the forms of Rights Certificate and Election to Exercise) and the Certificate of Designation (as defined in Item 5.03 below), which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the Plan is also available free of charge from the Rights Agent.

Item 3.03 Material Modification to Rights of Security Holders

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 21, 2012, the Company filed a Certificate of Designations, Rights and Preferences of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Minnesota. See the description in Item 1.01 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On February 21, 2012, the Company issued a press release announcing the adoption of the Plan and declaration of a dividend of the Rights. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of the Series A Junior Participating Preferred Stock of MakeMusic, Inc., as filed with the Secretary of State of Minnesota on February 21, 2012

4.1	Tax Asset Protection Plan dated as of February 21, 2012 (the “Plan”), by and between MakeMusic, Inc. and Wells Fargo Bank, N.A.

4.2	Form of Rights Certificate (incorporated by reference to Exhibit B to the Plan)

99.1	Press Release issued by MakeMusic, Inc. on February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKEMUSIC, INC.

Date: February 22, 2012	By:	/s/Karen L. VanDerBosch
Karen L. VanDerBosch
Chief Operating Officer and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation of the Series A Junior Participating Preferred Stock of MakeMusic, Inc., as filed with the Secretary of State of Minnesota on February 21, 2012

4.1	Tax Asset Protection Plan dated as of February 21, 2012 (the “Plan”), by and between MakeMusic, Inc. and Wells Fargo Bank, N.A.

4.2	Form of Rights Certificate (incorporated by reference to Exhibit B to the Plan)

99.1	Press Release issued by MakeMusic, Inc. on February 21, 2012